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                                                                    Exhibit 99.3

July 24, 1997



Mr. Vinod Gupta
Chairman of the Board and CEO
American Business Information, Inc.
5711 South 86th Circle
P.O. Box 27347
Omaha, Nebraska 68127

     Re: Data License Agreement between American Business Information, Inc. ("ABI") and Acxiom/(R)/ Corporation ("Acxiom")

Dear Vin:

     This Data License Agreement ("Agreement") sets forth the terms of the license by Acxiom of data from ABI.

     1.   Data License.  (a)  Effective as of the execution of this Agreement,
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ABI shall grant to Acxiom, including any current and future Acxiom subsidiaries and/or affiliates (referred to together herein as "Acxiom"), with such restrictions as set forth herein, a non-exclusive, non-transferable license ("License") to all of the current data elements included in the ABI business database, which shall be listed by data elements, and which shall also include such data elements as may be added to the ABI business database from time to time (the "Data"). The Data shall be as complete as, as up-to-date as, and of the highest and best quality which ABI makes available to its customers.

          (b) The Data and the list of current data elements shall be delivered to Acxiom no later than fifteen (15) days from execution of this Agreement.

          (c) ABI will provide Acxiom with updates to the Data on a monthly basis, which updates shall include ABI's most current available Data.

          (d) The term ("Term") of the License shall be two (2) years.

          (e) Acxiom and ABI will negotiate in good faith and use their best efforts to execute a long-term data license agreement ("Long-Term Data License Agreement") for the Data within one hundred, eighty (180) days of the date of this Agreement.

          (f) Except as noted herein and except with respect to any current or future Acxiom affiliate and/or subsidiary, Acxiom shall not sell or license the Data during the Term to any list wholesalers, any list resellers or to any internet publishers, excluding, however, resellers of Project Daytona-related products and/or Project Daytona channel partners. Acxiom may, however, with prior written approval of ABI, which approval shall not be unreasonably withheld, license a full copy of the Data during the Term to Trans Union Corporation ("Trans Union") for any product that Trans Union is building; provided, however, that Trans Union shall be bound by the restrictions and conditions on use of the Data set forth in this paragraph 1. In such event, Acxiom shall pay to ABI on a monthly basis a commission equal to fifty percent (50%) of Acxiom's gross revenues from such license. ABI shall have
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Mr. Vinod Gupta
July 24, 1997
Page 2
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the right to audit Acxiom's books and records to verify the accuracy of the commission payments.

          (g) Acxiom will be authorized to integrate the Data into Acxiom's product(s). In addition, full or partial ABI business database copy sales may be made to mailers of Acxiom, subject to the restrictions and conditions on use of the Data set forth in this paragraph 1.

              (i) During the Term hereof and the term of the Long-Term Data License Agreement, if any, Acxiom may not sell the Data to current or future ABI business database license holders ("ABI Licensee(s)"), an itemized list of whom will be set forth by ABI on a schedule to be attached hereto and incorporated herein ("Schedule A") within sixty (60) days of the date of this Agreement (which list shall be updated by ABI on a quarterly basis), if such a sale would result in the discontinuance of the existing ABI business database license.

              (ii) For purposes of this subparagraph (g), ABI Licensees shall not include any affiliates, subsidiaries and/or divisions of the ABI Licensee that are not entitled to utilize the Data pursuant to the applicable ABI business database license agreement. Acxiom will, however, be allowed to sell other Acxiom products and/or services to the ABI Licensees.

              (iii) In the event Acxiom's total solution for an ABI Licensee involves an existing installed Data file, Acxiom shall work directly with ABI concerning the terms and conditions of the Acxiom solution, which terms and conditions shall be agreed upon by the parties acting in good faith, and, during the Term hereof and the term of the Long-Term Data License Agreement, if any, Acxiom shall also pay to ABI on a monthly basis an amount equal to the amount of the license fees ABI would have received from the ABI Licensee had the Acxiom solution not included an existing installed Data file.

              (iv) If, however, a dissatisfied ABI Licensee approaches Acxiom, then Acxiom will endeavor to sell the Data to such ABI Licensee at ABI's published prices, or otherwise with ABI's prior written consent, which consent shall not be unreasonably withheld, and, if Acxiom is awarded the business, Acxiom shall pay to ABI on a monthly basis a commission equal to seventy percent (70%) of Acxiom's gross revenues on the Data from such license. ABI shall have the right to audit Acxiom's books and records to verify the accuracy of the commission payments.

              (v) Notwithstanding the foregoing, with the exclusion of Project Daytona, in no event shall Acxiom be permitted to sell or license the Data, or any portion thereof in the form of lists, using any direct marketing technique.

          (h) Notwithstanding any other provision of this Agreement, ABI shall be entitled to terminate the License or the Long-Term Data License Agreement immediately in the event more than fifty percent (50%) of the outstanding common stock of Acxiom becomes owned or controlled by a competitor of ABI, which competitors shall initially include Dun & Bradstreet, Experian/TRW, MetroMail, Equifax, Harte-Hanks, Abacus Direct, and R.L. Polk. Any subsequent competitors will be set forth in quarterly supplements to Schedule A, which supplements will be agreed upon by the parties, acting in good faith.

          (i) ABI shall defend, protect, indemnify and hold Acxiom harmless from and against all costs, expenses and damages attributable to any claim related to the compilation of the Data, provided
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Mr. Vinod Gupta
July 24, 1997
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---------------

that (i) Acxiom gives ABI prompt written notice of any such claim of which it has knowledge; and (ii) ABI is given full control over the defense of such claim and receives the full cooperation of Acxiom in the defense thereof.

          (j) Acxiom shall defend, protect, indemnify and hold ABI harmless from and against all costs, expenses and damages attributable to any claim related to Acxiom's unauthorized use of the Data as provided herein, provided that (i) ABI gives Acxiom prompt written notice of any such claim of which it has knowledge; and (ii) Acxiom is given full control over the defense of such claim and receives the full cooperation of ABI in the defense thereof.

          (k) Acxiom shall pay the following annual license fees for the Data:

              (i)    Year 1    $4,000,000; and
              (ii)   Year 2    $4,000,000.

          (l) In the event the parties do not consummate the sale of certain assets of Pro CD, Inc. ("Pro CD") to CD-Rom Technologies, Inc., a wholly-owned subsidiary of ABI, pursuant to that certain Agreement of Sale dated of even date herewith (the "Sale of Assets"), then Acxiom shall retain the right to license the Data as provided for herein pursuant to the License for the following annual license fees (which fees supercede the annual license fees set forth in paragraph 1(k) of this Agreement):

              (i)    Year 1    $4,000,000.00; and
              (ii)   Year 2    $6,000,000.00.

          (m) Upon completion of (i) the first or second year of the License if the Sale of Assets is not consummated; or (ii) the Term of this Agreement if the Sale of Assets is consummated, as applicable, Acxiom may, at its option, terminate the License and continue to use the Data "as is," without updates, for an indefinite period of time for an additional fee of Four Million and no/100 dollars ($4,000,000.00), payable upon termination of the License. Such use by Acxiom of the Data shall be subject to the restrictions set forth in this paragraph 1 for a period of three (3) years. Thereafter, Acxiom may use the Data with no restrictions imposed by ABI in this or any other current or future agreement between the parties.

          (n) The annual license fee(s) will be paid by Acxiom to ABI in equal quarterly installments on the last day of each quarter during the Term of this Agreement.

          (o) Upon execution of this Agreement, any and all agreements in place between ABI and Acxiom/Direct Media/TM/, Inc. ("Direct Media"), a wholly-owned subsidiary of Acxiom, shall be rendered null and void without any further action on the part of ABI or Direct Media. Minimum royalty payments due will be prorated up to the date hereof. Likewise, any and all agreements in place between ABI and any future Acxiom subsidiary and/or affiliate shall be rendered null and void upon Acxiom's acquisition of such entity.

     2.   Public Disclosure.  Any public disclosures of the transactions
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described herein, other than disclosures which are legally required to be made, shall be mutually agreed upon as to timing and content. In the event either party is legally required to make any such disclosure, it will provide the other party with as much notice thereof as possible. Acxiom will not refer in its marketing materials to ABI or
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Mr. Vinod Gupta
July 24, 1997
Page 4
---------------

American Business Information, Inc. or indicate that any Acxiom database includes the ABI Data, without having first received ABI's prior consent. In connection therewith, Acxiom shall instruct its employees, and in particular its sales force, to refrain from referring to ABI as a source of Acxiom's database. Acxiom will use its best efforts to ensure that the aforementioned policy is enforced. Notwithstanding the foregoing, both Acxiom and ABI may disclose to stock analysts and the investment community, and in their respective SEC filings, that ABI is one of Acxiom's business data sources.

     3.   Counterparts.  This Agreement may be executed in any number of
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counterparts, including facsimile copies, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable with respect to the parties actually executing such counterparts, and all of which together shall constitute one document.

     This Agreement is entered into as of the date set forth above by the duly authorized representatives of each party, as evidenced by their signatures below.

Sincerely,

Acxiom Corporation



Rodger S. Kline
Chief Operating Officer

ACCEPTED & AGREED:

AMERICAN BUSINESS INFORMATION, INC.


By:
   ---------------------------------
     Vinod Gupta
     Chairman of the Board and CEO


ACXIOM CORPORATION


By:
   ---------------------------------
     Rodger S. Kline
     Chief Operating Officer